STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of April 4, 2008 by and among Marc Juliar (“Seller”) and Kamick Assets Limited, a BVI corporation (“Purchaser”).

WHEREAS, Seller is the record and beneficial owner of One Hundred Fifty-three Thousand Three Hundred Seventy (153,370) shares of $.0001 par value per share common stock of Aamaxan Transport Group, Inc., a Delaware corporation (the “Company”) and wishes to sell 65,428 of those shares (the “Stock”); and

WHEREAS, Purchaser wishes to purchase Stock from Seller in a private sale that is not part of a distribution or public offering; and

WHEREAS, Purchaser wishes to appoint new officers of the Company and a new member of the Company’s Board of Directors and Seller is willing to assist in this objective.

NOW, THEREFORE, in the parties hereto agree as follows:

1.
(A) Agreement to Purchase and Sell the Stock. Seller will sell to Purchaser and Purchaser agrees to purchase the Stock in a private sale exempt from registration under Section 4(1) of the Securities Act of 1933, as amended (the "Act").

(B) Agreement to Transfer Control. Seller agrees to resign as an officer of the Company and appoint Mr. Chen Zhong as a member of the Board of Directors and Chief Executive Officer of the Company and Michelle Zhao as Chief Financial Officer of the Company, all effective as of the closing of the sale of the Stock. Seller further agrees on the closing date to submit his resignation as a Director of the Company, effective 10 days after a Schedule 14f-1 relating to this transaction is filed with the SEC and disseminated to the stockholders of the Company.

(C) Purchase Price. Purchaser agrees to pay Five Hundred Eighty-five Thousand Dollars ($585,000), including the amount of the Company’s $74,579.02 debt payable to Brice Scheschuk, assumed by Purchaser pursuant to Subsection 1 (D) hereof (the “Purchase Price”), in consideration of Seller’s agreements in paragraphs (A) and (B) of this section.

(D) Purchaser agrees to assume and pay the following debt of the Company: $74,579.02payable to Brice Scheschuk at the closing.

2.
Closing And Payment. Subject to the terms and conditions hereof, and in reliance upon the written representations and warranties of Purchaser, Seller will sell and, subject to the terms and conditions hereof, and in reliance upon the written representations and warranties of Seller, Purchaser will purchase, at a single closing, the Stock. The closing shall be held on April 4, 2008, or such other date as the Parties may agree, at the offices of Guzov Ofsink, LLC, 600 Madison Avenue, 14th Floor, New York, New York 10022 (the “Closing”). At the Closing, Seller will deliver to the Purchaser original stock certificates evidencing the Stock to be purchased hereunder, along with stock powers executed in blank, and Seller’s resignation letter. Seller will certify the amount of the Company liability which Purchaser will assume and Purchaser will pay it and the balance of the Purchase Price at the Closing by one wire transfer of $585,000 in accordance with wire instructions provided by Seller.

3.
Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that the statements in the following paragraphs of this Section 3 are all true and complete as of the date hereof:

3.1
Authority; Due Authorization. This Agreement has been duly and validly executed and delivered by Seller, and upon the execution and delivery by Purchaser of this Agreement and the performance by Purchaser of its obligations herein, will constitute, a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors’ rights or by general principles of equity.

3.2
No Conflicts. The execution and delivery by Seller of this Agreement does not, and the performance by Seller of their obligations under this Agreement and the consummation of the transactions contemplated hereby will not, conflict with or result in a violation or breach of any of the terms, conditions or provisions of any other agreement to which Seller or the Company is a party.

3.3
Title to Securities. Seller is the authorized representative and agent of the sole record and beneficial owners of the Stock and has sole managerial and dispositive authority with respect to the Stock. Neither Seller, nor any other party, has granted any person a proxy with respect to the Stock that has not expired or been validly withdrawn. The sale and delivery of the Stock to Purchaser pursuant to this Agreement will vest in Purchaser legal and valid title to the Stock, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”) (other than Encumbrances created by Purchaser and restrictions on resales of the Shares under applicable securities laws).

3.4
Valid Issuance. The Common Stock being purchased by the Purchaser hereunder is, and shall be at the Closing, duly and validly issued, fully paid, and non-assessable and in each instance have been issued in accordance with the registration requirements of applicable securities laws, including, without limitation, the Securities Act of 1933, as amended (the “Act”), or valid exemptions therefrom.

3.5	Corporate Documents. The Company’s current certificate of incorporation and bylaws, as of the date hereof and are in the form attached hereto as Exhibit A.

3.6	The Company. The Company, and its subsidiaries, are corporations duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

3.7
Capitalization of the Company.  Immediately prior to the Closing, the authorized capital stock of the Company shall consist of a total of Two Hundred Million (200,000,000) shares of Common Stock, $.0001 par value (the “Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, $.001 par value. Immediately prior to the Closing there will be no shares of preferred stock outstanding and and no more than 244,000 shares of Common Stock. There are no commitments to issue, and there are no outstanding warrants, options, convertible securities or debt, preferred stock, or any other securities other than as set forth in the Company’s filings with the Securities and Exchange Commission through its annual report on Form 10KSB for the fiscal year ended January 31 2008 (the “Filings”). In addition, other than as set forth in the Filings, there are no conversion or exchange privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any securities of the Company, and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security of the Company or any instrument or security exercisable or exchangeable for, or convertible into any security of the Company.

3.8
Subsidiaries.  The Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation, partnership, limited liability company, association or other business entity other than as set forth in the Filings. The Company is not a participant in any joint venture, partnership or similar arrangement.

3.9
Financial Statements. The Company’s financial statements contained in its Filings (the “Financial Statements”) have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities (contingent or otherwise). Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with U.S. GAAP until Closing.

3.10
No Conflicts.  Neither the Company, nor any subsidiary, is in violation of, in conflict with, in breach of or in default under any term or provision of, and no right of any party to accelerate, terminate, modify or cancel has come into existence under, (i) its Certificate of Incorporation or By-laws (each as may have been amended, supplemented or restated), (ii) any provision of any judgment, writ, injunction, decree or order to which the any of them is a party; or (iii) any law, statute, rule or regulation applicable to any of them.

3.11
Litigation.  There is no action, suit, proceeding or investigation pending or, to the best knowledge of Seller, currently threatened against the Company or any subsidiary that may affect the validity of this Agreement or the right of the Seller to enter into this Agreement or to consummate the transactions contemplated hereby. There is no action, suit, proceeding or investigation pending or, to the best knowledge of Seller, currently threatened against the Company or its subsidiaries, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company or any of its subsidiaries. The Company and its subsidiaries are not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any subsidiary currently pending or which the Company intends to initiate. When any reference to the “knowledge” or “best knowledge” of the Company or Seller is made in this Agreement, such terms shall mean the knowledge that would be gained from due inquiry into the matters referenced.

3.12
Brokers’ Fees and Commissions.  Neither the Company nor any of its officers, directors, employees, stockholders, agents or representatives, nor Seller have employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement and no such person or entity is entitled to a fee with respect to the transactions contemplated by this Agreement.

3.13
Securities Laws.  The Company has complied in all respects with applicable federal and state securities laws, rules and regulations, including the Sarbanes Oxley Act of 2002, as such laws, rules and regulations apply to the Company and its securities; and (b) all shares of capital stock of the Company have been issued in accordance with applicable federal and state securities laws, rules and regulations. There are no stop orders in effect with respect to any of the Company’s securities.

3.14
Books and Financial Records. All the accounts, books, registers, ledgers, Board minutes and financial and other material records of whatsoever kind of each of the Company and its subsidiaries have been fully properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of each company.

3.15	Employee Benefit Plans. The Company does not have any “Employee Benefit Plan” as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under applicable laws.

3.16
Tax Returns, Payments and Elections. Each of the Company and its subsidiaries has timely filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated Tax returns and reports and material information returns and reports) (“Tax Returns”) required pursuant to applicable law to be filed with any Tax Authority (as defined below), all such Tax Returns are accurate, complete and correct in all material respects, and each Group Company has timely paid all Taxes due. Each of the Company and its subsidiaries has withheld or collected from each payment made to each of its employees, the amount of all Taxes (including, but not limited to, United States income taxes and other foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority. For purposes of this Agreement, the following terms have the following meanings: “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, local or foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a “Tax Authority”), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

3.17
Minute Books. The minute books of each of the Company and its subsidiaries contain a complete summary of all meetings of directors and stockholders since the time of incorporation of such company and reflect all transactions referred to in such minutes accurately in all material respects.

3.18
Labor Agreements and Actions; Employee Compensation. Neither the Company, nor any of its subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or has sought to represent any of the employees, representatives or agents of any such company.

3.19	Investment Company. The Company is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

3.20
‘34 Act Reports. To the best knowledge of the Seller, none of the Company’s Flings, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, in light of the circumstances in which they were made.

3.21	Market Makers. The Company has at least four (4) active market makers in its common stock.

4.
Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that the statements in the following paragraphs of this Section 4 are all true and complete as of the date hereof:

4.1
Exempt Transaction.  Purchaser understands that the offering and sale of the Stock is intended to be exempt from registration under the Act and exempt from registration or qualification under any state law.

4.2
Authorization. Purchaser represents that it has full power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by Purchaser, and upon the execution and delivery by Seller of this Agreement and the performance by Seller of its obligations herein, will constitute, a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors’ rights or by general principles of equity.

4.3
Purchase for Own Account. The Stock to be purchased by Purchaser hereunder will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

4.4	Investment Experience. The Purchaser understands that the purchase of the Stock involves substantial risk.

5.	CONDITIONS TO PURCHASER’S OBLIGATIONS AT THE CLOSINGS.

5.1
Conditions to Each Closing. Subject to the terms hereof, the obligation of the Purchaser to purchase the Stock at the Closing is subject to the fulfillment, prior to the Closing to the satisfaction of the Purchaser, of the following conditions, the waiver of which shall not be effective against Purchaser without written consent thereto:

5.1.1
Representations and Warranties True and Correct. The representations and warranties made by Seller in Section 3 hereof shall be true and correct and complete as of the date hereof, and shall be true and correct and complete as of the date of the Closing with the same force and effect as if they had been made on and as of such date.

5.1.2
Performance of Obligations. The Seller shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.1.3	Securities Laws. The offer and sale of the Stock to the Purchaser pursuant to this Agreement shall be exempt from the registration and/or qualification requirements of all applicable securities laws.

6.	Conditions to Seller’s Obligations at the Closings.

6.1	The obligations of the Seller under this Agreement with respect to the Purchaser are subject to the fulfillment at or before the Closing of the following conditions:

6.1.1	Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 hereof shall be true and correct as of such Closing.

6.1.2	Payment of Purchase Price. Purchaser shall have delivered to the Seller the Purchase Price

7.	Indemnification.

7.1
Seller’s Indemnification.  Seller agrees to indemnify, defend and hold Purchaser and its officers, directors, employees, agents, consultants and assigns harmless from and against any claims, losses or expenses (including reasonable attorney’s fees) resulting from or arising out of breach by Seller of any of its representations, warranties, covenants or obligations under this Agreement.

7.2
Purchaser’s Indemnification.  Purchaser agrees to indemnify, defend and hold Seller and its officers, directors, employees, agents, consultants and assigns harmless from and against any claims, losses or expenses (including reasonable attorney’s fees) resulting from or arising out of breach by Purchaser of any of its representations, warranties, covenants or obligations under this Agreement.

8.	General Provisions.

8.1	Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

8.2
Governing Law; Jurisdiction. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of New York. Sellers and Purchaser hereby irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices below. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.3
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A telefaxed copy of this Agreement shall be deemed an original.

8.4
Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

8.5	Costs, Expenses. Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

8.6
Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Sellers and the Purchaser. No delay or omission to exercise any right, power, or remedy accruing to Purchaser, upon any breach, default or noncompliance of Sellers under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law, or otherwise afforded to Purchaser, shall be cumulative and not alternative.

8.7
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

8.8
Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

8.9
Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or Sellers, Purchaser and Sellers shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.

SELLER

/s/
Name: Marc Juliar

THE COMPANY
AAMAXAN TRANSPORT GROUP, INC.

By:
Name: Marc Juliar
Title: Chief Executive Officer

PURCHASER

KAMICK ASSETS LIMITED

By:
Name: Chen Zhong
Title:Chairman and Chief Executive Officer

EXHIBIT A

[Certificate of Incorporation and By-Laws]